UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

PANDA ETHANOL, INC.

(Exact name of registrant as specified in its charter)

000-50282
Commission File Number
Nevada		33-0986282
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

4100 Spring Valley, Suite 1002 Dallas, Texas 75244
(Address of principal executive offices, including Zip Code)

972.361.1200

Registrant’s telephone number, including area code:

Cirracor, Inc.

3375 Toopal Drive, Suite 101,

Oceanside, California 92054

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2006, Panda Ethanol, Inc. (the “Company”) entered into a First Amendment to the Registration Rights Agreement with Panda Energy International, Inc. and the several purchasers signatory therein (the “Amendment”). A description of the relationship between the Company and Panda Energy International, Inc. is discussed in Item 5.01 under the section entitled “Certain Relationships and Related Transactions” of the Company’s Current Report on Form 8-K dated November 13, 2006 and which section is incorporated herein by reference for all purposes.

The Amendment, among other things, allows for the granting of certain other registration rights by the Company and allows for certain other shares to be included as part of a registration statement filed pursuant to the registration rights agreement. The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 10.1 hereto, which is incorporated herein by reference for all purposes.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.1	First Amendment to Registration Rights Agreement as of November 13, 2006, among Panda Ethanol, Inc., Panda Energy International, Inc. and the several purchasers signatory therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANDA ETHANOL, INC.

By:	/S/ TODD W. CARTER
Todd W. Carter Chief Executive Officer

Date: November 17, 2006